SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549


FORM 8-K


CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):

April 16, 1996


    Boston Capital Tax Credit Fund IV L.P.
      (Exact name of registrant as specified in its charter)


Delaware                          0-26200
     04-3208648
(State or other         (Commission File          (IRS Employer
 jurisdiction of        Number)              Identification
 incorporation)                              Number)


c/o Boston Capital Partners, Inc.,
    One Boston Place, 21st Floor
    Boston,  Massachusetts
            02108
(Address of principal executive offices)


Registrant's telephone number, including area code        (617) 624-8900


 313 Congress Street, 6th Floor, Boston, Massachusetts       02210-1232

(Former Name or former address, if changed since last report)


Item 2.  Acquisition or Disposition of Assets.

         On April 16, 1996, Boston Capital Tax Credit Fund IV L.P. (the "Partnership") acquired a limited partnership interest in Smith House II Limited Partnership, a Massachusetts limited partnership ("SH II"). On such date, Boston Capital Corporate Tax Credit Fund IV, A Limited Partnership, a Massachusetts limited partnership ("BCCTC IV"), an affiliate of the Partnership, also acquired a limited partnership interest in SH II. The aggregate limited partnership interest acquired by the Partnership and BCCTC IV is 98.99%; the Partnership's interest is 45% thereof (44.5455%), and BCCTC IV's interest is 55% thereof (54.4445%).

         SH II has been formed to acquire, develop, rehabilitate, maintain and operate an existing 132-unit apartment complex, consisting of 132 one-bedroom dwelling units for senior citizens of low and moderate income, contained in one, twelve-story building, known as Smith House Apartments, and located in the Lower Roxbury section of Boston, Suffolk County, Massachusetts (the "Apartment Complex").

         Each dwelling unit will contain a refrigerator, a range, air conditioning, a smoke detector, sprinklers, wall-to-wall carpeting and cable TV hook-up. The Apartment Complex also will contain central laundry facilities and a community room. Management will pay water, sewer and oil heat charges.

         Rehabilitation of the Apartment Complex commenced on or about
April 17, 1996, and is expected to be substantially completed in November, 1996. The Operating General Partner expects the Apartment Complex to be 100% occupied by November, 1996.

         Permanent financing for the Apartment Complex is being supplied from the proceeds of a non-recourse mortgage loan, originally made to the predecessor in interest of Smith House Associates ("SHA"), a Massachusetts limited partnership, which subsequently conveyed its ownership interest in the Apartment Complex to SH II on April 16, 1996, (the "Initial Closing"); and which original mortgage loan was obtained from the Massachusetts Housing Finance Agency, a public instrumentality of the Commonwealth of Massachusetts ("MHFA"), in the original principal amount of $3,139,760 (the "Original Principal"), together with a subsequent increase of $243,290 (the "Principal Increase") (the "Mortgage Loan"). The outstanding balance of the Mortgage Loan, consisting of the principal amount of $2,396,070, was assumed by SH II at the Initial Closing. The Mortgage Loan bears interest at the rate of 5.943% per annum, plus an MHFA interest override of 0.50% per annum, on the Original Principal, and 7.50% per annum, plus an MHFA interest override of 0.50% per annum, on the Principal Increase, and shall mature and be due and payable in full on March 1, 2014 (the "Maturity Date"). Monthly payments on account of interest and principal, based upon a level annuity amortization schedule over the remaining term of the Mortgage Loan, are due and payable until the Maturity Date. The Original Principal portion of the Mortgage Loan is subject to an Interest Subsidy Contract entered into among MHFA, the predecessor in interest of SHA, and the Massachusetts Department of Community Affairs (now the Executive Office of Communities and Development of the Commonwealth of Massachusetts, hereinafter, "EOCD") and which was assigned by SHA to SH II at the Initial Closing. The Interest Subsidy Contract is renewable annually and provides for annual interest reduction payments to be made by EOCD to SH II in an amount sufficient to reduce the effective interest rate of the Original Principal portion of the Mortgage Loan to SH II to one percent (1.00%) per annum.

         MHFA also is supplying rehabilitation and permanent financing for the Apartment Complex from the proceeds of a non-recourse second mortgage loan, under MHFA's energy loan program, in the principal amount of $250,000 (the "Second Mortgage Loan"). The Second Mortgage Loan was made to SH II at the Initial Closing, is to mature on March 1, 2006, and bears interest at the rate of 7.00% per annum, plus a 0.50% MHFA interest override; payments on account of principal of and interest, on a level annuity basis over the term of the Second Mortgage Loan, are to commence on January 1, 2007, and continue throughout the term of the Second Mortgage Loan.

         Permanent financing also is being supplied from the proceeds of an unsecured non-recourse third loan in the principal amount of $38,670, originally made to SHA by Lower Roxbury Management Corporation, a Massachusetts corporation ("LRMC"), and assumed by SH II at the Initial Closing (the "Third Loan"). The Third Loan bears interest at the rate of 1.00% per annum, compounded annually, and is to mature on March 31, 2026. Payments on account of principal and interest are to be made on an annual basis throughout the term of the Third Loan, as and to the extent that Net Cash Flow of SH II is available after payment of all obligations due with respect to the Development Fee; and the entire outstanding balance of principal and accrued interest shall be due and payable upon the maturity of the Third Loan.

         MHFA (in its capacity as financial intermediary of EOCD, under EOCD's EURWAP loan program) also is supplying rehabilitation and permanent financing for the Apartment Complex from the proceeds of a non-recourse mortgage loan in the principal amount of $100,000 (the "Fourth Mortgage Loan"). The Fourth Mortgage Loan was made to SH II at the Initial Closing, is to mature on March 1, 2014, and bears interest at the rate of 1.00% per annum.
 Payments on account of principal and interest are to be made on an annual basis throughout the term of the Fourth Mortgage Loan, as and to the extent that Net Cash Flow of SH II is available, after payment of all obligations due with respect to the Development Fee and the Third Loan; and the entire outstanding balance of principal and accrued interest shall be due and payable upon the maturity of the Fourth Mortgage Loan.

         The Operating General Partner of SH II is Smith II, Inc., a Massachusetts corporation. The property management agent for the Apartment Complex is Madison Park Village Associates ("MPVA"), a joint venture of Madison Park Properties, Inc. and Maloney Properties, Inc.; for its property management services, initially it shall receive a management fee in an amount equal to five per cent (5%) of the gross rent collections per year; MPVA also is serving as the construction manager with respect to the rehabilitation of the Apartment Complex.

         The Partnership and BCCTC IV acquired their interests in SH II directly from SH II in consideration of their agreement to make capital contributions to SH II in the aggregate amount of $2,299,008 ($1,034,554 from the Partnership and $1,264,454 from BCCTC IV), payable in three installments as follows: (i) a first installment of $2,069,107 ($931,098 from the Partnership and $1,138,009 from BCCTC IV), which was made upon the admission of the Partnership and BCCTC IV to SH II and the completion of the Initial Closing; (ii) a second installment of $172,426 ($77,592 from the Partnership and $94,834 from BCCTC IV), which is conditional upon the achievement of Substantial Completion, State Designation, and receipt of the Operating General Partner's certification of the rehabilitation and development costs, and the eligible basis of the Apartment Complex, together with an accountants' report thereon; and (ii) a third installment of $57,475 ($25,864 from the Partnership and $31,611 from BCCTC IV), which is conditional upon the achievement of the Initial 100% Occupancy Date, the Final Closing, Breakeven Operations, and receipt by the Partnership and BCCTC IV of SH II's federal income tax returns for the year in which Breakeven Operations occurred. The total capital contributions of the Partnership and BCCTC IV, of $2,299,008, were determined based on SH II achieving $4,146,830 of Federal Housing Tax Credits over the eleven-year period consisting of the years 1996 through 2006.

    The interests of the Partnership and BCCTC IV in SH II constitute an aggregate 99% interest in allocations of profits, losses and tax credits from normal operations of SH II (44.55% to the Partnership and 54.45% to BCCTC IV), an aggregate 99% interest in distributions of net cash flow from normal operations (44.55% to the Partnership and 54.45% to BCCTC IV), and an aggregate 50% interest in allocations of profits and distributions from the sale or refinancing of the Apartment Complex (22.50% to the Partnership and 27.50% to BCCTC IV). In conjunction with the admission of the Partnership and BCCTC IV to SH II, BCTC 94, Inc., a Delaware corporation and a designee of the Partnership and BCCTC IV, also was admitted to SH II as a special limited partner; in the event of the removal of the Operating General Partner pursuant to the SH II Operating Partnership Agreement, the interest of BCTC 94, Inc. would be converted to a general partnership interest in SH II. The Operating General Partner has made capital contributions to SH II in the amount of $100, and has retained a 1% interest in allocations of profits, losses and tax credits from normal operations of SH II, a 1% interest in distributions of cash from normal operations, and a 50% interest in allocations of profits and distributions from the sale or refinancing of the Apartment Complex. The proceeds of the capital contributions of the Partnership and BCCTC IV will be used by SH II to: (i) pay a development fee to Lower Roxbury Community Corporation, a Massachusetts non-profit corporation ("LRCC") in its capacity as the Developer, in the amount of $597,978 (a portion of which will be deferred and paid from the Net Cash Flow of SH II), and (ii) pay direct development and rehabilitation costs of the Apartment Complex in the amount of $1,909,135.

         Boston Capital Partners, Inc. will receive an annual Asset
Management Fee in the amount of $7,500, commencing in 1997, from the cash flow of SH II, for its services in connection with SH II's accounting matters relating to the Partnership and BCCTC IV and the preparation of tax returns and reports for the Partnership and BCCTC IV. The Operating General Partner will receive a partnership management fee from the net cash flow of SH II in the annual amount of $7,500, commencing in 1997.

         The Operating General Partner has agreed to provide all funds necessary to pay any excess development costs which may arise in connection with the development and rehabilitation of the Apartment Complex and the completion of the Initial Closing and the Final Closing. The Operating General Partner also has agreed to loan to SH II such amounts as shall be necessary to pay all operating deficits of SH II which may arise during the period from and after the Final Closing. (The "Final Closing" as used herein shall refer to the occurrence of all of the following: (i) the occurrence of completion of the rehabilitation of the Apartment Complex and receipt of permanent certificates of occupancy from the applicable governmental jurisdiction or authority for one hundred per cent (100%) of the dwelling units in the Apartment Complex ("Substantial Completion"); (ii) approval by MHFA, as and to the extent required, of SH II's certification of actual costs as to the development and rehabilitation of the Apartment Complex;
(iii) closing of the Mortgage Loan, the Second Mortgage Loan, the Third Loan and the Fourth Mortgage Loan; and (iv) payment or provision for payment, of all acquisition, development and rehabilitation costs of the Apartment Complex including all excess development costs). The foregoing obligations of the Operating General Partner are guaranteed by LRCC.

         After the Initial Closing, SH II will commence additional funding of the existing Reserve Fund for Replacements as to the Apartment Complex as required by MHFA in the approximate amount of $3,300 per month. All interest earnings on funds on deposit in the Reserve Fund for Replacements shall be retained therein, and all withdrawals shall be made only with the consent or upon the direction of MHFA.

         Pursuant to the SH II Operating Partnership Agreement, LRCC has certain rights of first refusal, and option rights (at fair market value), to acquire the interests in SH II of the Partnership and BCCTC IV, or the Apartment Complex.

* * * * *


Item 7.  Financial Statements and Exhibits


    (a)  Financial statements of business acquired.

         (i) There are no meaningful financial statements for SH II for any relevant time period, since there have not yet been any substantial operations subsequent to the rehabilitation.

    (b)  Pro forma financial information.

         (i) No pro forma statements of operations of SH II have been prepared since there are no meaningful historical numbers which are affected by the acquisition.

    (c)  Exhibits.

(1) (a)
                   Form of proposed Dealer-Manager Agreement between Boston Capital Services, Inc. and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement).

(2) (a)            Amended and Restated Agreement and Certificate of
Limited Partnership of SH II.

    (b)            Certification and Agreement for SH II.

(4) (a)
                   Agreement of Limited Partnership of Boston
                   Capital Tax Credit Fund IV L.P.

(16)                    None

(17)                    None

(21)                    None

(24)                    None

(25)                    None

(28)                    None


SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        BOSTON CAPITAL TAX CREDIT
                        FUND IV L.P.

                        By:  Boston Capital Associates IV L.P.,
                             General Partner

                             By:  Boston Capital Associates,
                                  General Partner

                                  By:  /s/John P. Manning
                                       Partner


Date:    August __, 1996





















Exhibit (2)(a)








Exhibit (2)(b)